                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements, File Numbers 33-47479, 33-879650, 33-96436, 33-97760,
33-99792,  33-99794,  333-000140,   333-001070,  333-3424,  333-5781,  333-7097,
333-10681, 333-18003, 333-21095, 333-22725, 333-87908, 33-97710 and 333-18347.




                                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
April 7, 1997